ITEM 77C
                                                                       Exhibit 1


                         DREYFUS PREMIER MANAGER FUNDS I
               - DREYFUS PREMIER INTRINSIC VALUE FUND (the "Fund")

                 MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS


     A Special Meeting of Shareholders of the Dreyfus Premier Intrinsic Value Fund was held on July 23, 2008. Out of a total of 5,756,746.648 shares ("Shares") entitled to vote at the meeting, a total of 3,368,521.736 were represented at the Meeting, in person or by proxy. The following matter was duly approved of the holders of the Fund's outstanding Shares as follows:


                                                     Shares
                                      --------------------------------------

                                  Affirmative      Against        Abstain
                                  --------------------------------------
To transfer all assets of the     3,272,651.500    28,465.067     67,405.169
Fund to Dreyfus Premier
Strategic Value Fund:



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                                                                        ITEM 77C
                                                                       Exhibit 2


                         DREYFUS PREMIER MANAGER FUNDS I
          - DREYFUS INSTITUTIONAL PRIME MONEY MARKET FUND (the "Fund")

                 MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS


A Special Meeting of Shareholders of the Dreyfus Institutional Prime Money Market Fund was held on July 23, 2008. Out of a total of 662,260,194.910 shares ("Shares") entitled to vote at the meeting, a total of 400,125,853.850 were represented at the Meeting, in person or by proxy. The following matter was duly approved of the holders of the Fund's outstanding Shares as follows:


                                                     Shares
                                  ------------------------------------------

                                  Affirmative      Against        Abstain
                                  ------------------------------------------
To transfer all assets of the
Fund to Dreyfus Cash Management:  387,825,189.210  4,026,316.840  8,274,347.800